Exhibit 3.31

CERTIFICATE OF INCORPORATION

of

VNU OPERATIONS CENTER, INC.

FIRST: The name of the Corporation is VNU Operations Center, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares and the par value of each such shares is $0.01.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Christopher R. Shea	c/o VNU Business Information Services, Inc. 201 N. Union Street, 2nd Floor Alexandria, VA 22314

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed the facts herein stated are true, had accordingly have hereunto set my hand this 13th day of June, 1989.

/s/ Christopher R. Shea
Christopher R. Shea
Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/19/1996 960337449 - 2199300

CERTIFICATION OF RESTORATION AND REVIVAL OF

CERTIFICATE OF INCORPORATION OF

VNU OPERATIONS CENTER, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is VNU Operations Center, Inc.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is: June 14, 1989.

3. The address, including the street, city and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, county of New Castle.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1992 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived an shall become fully operative on February 29, 1992.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by S4ction 312 of the General Corporation Law of the State of Delaware.

Signed on November 18, 1996.

VNU OPERATIONS CENTER, INC.

By:	/s/ Mari Jo Florio
Mari Jo Florio
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

VNU OPERATIONS CENTER, INC.

The Board of Directors of VNU OPERATIONS CENTER, INC., corporation of Delaware, on this 30th day of September, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The VNU OPERATIONS CENTER, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary, the 30th day of September, A.D. 1997.

/s/ James A. Ross
Name: James A. Ross
Title: Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 10/01/1997 971331141 – 2199300

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

VNU OPERATIONS CENTER, INC.

It is hereby certified that:

1. The name of the corporation is VNU Operations Center, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is Consumer Research Services, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: January 4, 1998

/s/ James A. Ross
James A. Ross
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 01/12/1999 991013449 – 2199300